Exhibit 10.1
SECOND AMENDMENT TO LEASE
THIS SECOND AMENDMENT TO LEASE (this “Amendment”) is entered into as of this 28th day of April, 2021, by and between BMR-FRESH POND RESEARCH PARK LLC, a Delaware limited liability company (“Landlord”), and ALNYLAM PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”).
RECITALS
A.WHEREAS, Landlord and Tenant are parties to that certain Lease dated as of February 10, 2012, as amended by that certain First Amendment to Lease dated as of August 2, 2016 (collectively, and as the same may have been further amended, amended and restated, supplemented or modified from time to time, the “Existing Lease”), whereby Tenant leases certain premises (the “Premises”) from Landlord in the building at 665 Concord Avenue, Cambridge, Massachusetts (the “Building”);
B.WHEREAS, Landlord and Tenant desire to extend the Term of the Lease; and
C.WHEREAS, Landlord and Tenant desire to modify and amend the Existing Lease only in the respects and on the conditions hereinafter stated.
AGREEMENT
NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:
1.Definitions. For purposes of this Amendment, capitalized terms shall have the meanings ascribed to them in the Existing Lease unless otherwise defined herein. The Existing Lease, as amended by this Amendment, is referred to collectively herein as the “Lease.” From and after the date hereof, the term “Lease,” as used in the Existing Lease, shall mean the Existing Lease, as amended by this Amendment.
2.Extension Term. The Term is hereby extended by sixty-one (61) months, and the Term Expiration Date is hereby amended to mean September 30, 2027. The period of time commencing on September 1, 2022 (“Second Extension Term Commencement Date”) and ending on the new Term Expiration Date shall be referred to herein as the “Second Extension Term.”
3.Option to Extend Term. Notwithstanding anything in the Existing Lease to the contrary, Landlord and Tenant acknowledge and agree that the Second Extension Term represents the second Option Term (i.e., Tenant’s exercise of the second Option) under Article 42 of the Existing Lease. In addition, the Existing Lease is hereby amended to grant Tenant a third Option to extend the Term by five (5) years from the new Term Expiration Date on all of the terms and conditions set forth in Article 42 of the Existing Lease.
BioMed Realty form dated 6/9/20

4.Condition of Premises. Tenant acknowledges that (a) it is in possession of and is fully familiar with the condition of the Premises and, notwithstanding anything contained in the Lease to the contrary, agrees to take the same in its condition “as is” as of the first day of the Second Extension Term, and (b) Landlord shall have no obligation to alter, repair or otherwise prepare the Premises for Tenant’s continued occupancy for the Second Extension Term or to pay for any improvements to the Premises, except as may be expressly provided in the Lease.
5.Base Rent. Effective as of the first day of the Second Extension Term, Tenant shall pay to Landlord, as Base Rent for the Premises, the applicable amounts set forth in the chart below:

Dates	Square Feet of Rentable Area	Base Rent per Square Foot of Rentable Area	Monthly Base Rent	Annual Base Rent
September 1, 2022 – September 30, 2022	15,150	$0 annually	$0	N/A
October 1, 2022 – September 30, 2023	15,150	$78.00 annually	$98,475.00	$1,181,700.00
October 1, 2023 – September 30, 2024	15,150	$80.34 annually	$101,429.25	$1,217,151.00
October 1, 2024 – September 30, 2025	15,150	$82.75 annually	$104,471.88	$1,253,662.50
October 1, 2025 – September 30, 2026	15,150	$85.23 annually	$107,602.88	$1,291,234.50
October 1, 2026 – September 30, 2027	15,150	$87.79 annually	$110,834.48	$1,330,018.50

Tenant shall not be required to pay Base Rent for the period commencing on the Second Extension Term Commencement Date and expiring on September 30, 2022 (such period, the “Free Rent Period”). During the Free Rent Period, Tenant shall continue to be responsible for the payment of all of Tenant’s other Rent obligations under this Lease, including all Additional Rent such as Operating Expenses, the Property Management Fee, and costs of utilities for the Premises. Upon the occurrence of any Default during the Free Rent Period, the Free Rent Period shall immediately expire, and Tenant shall no longer be entitled to any further abatement of Base Rent pursuant to this Section.
6.Broker. Tenant represents and warrants that it has not dealt with any broker or agent in the negotiation for or the obtaining of this Amendment, other than CBRE (“Broker”), and agrees to reimburse, indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord, at Tenant’s sole cost and expense) and hold harmless the Landlord Indemnitees for, from and against any and all cost or liability for compensation claimed by any such broker or agent, other than Broker, employed or engaged by it or claiming to have been employed or engaged by it. Broker is entitled to a leasing commission in connection with the making of this Amendment, and Landlord shall pay such commission to Broker pursuant to a separate agreement between Landlord and Broker.
7.No Default. Landlord and Tenant mutually represent, warrant and covenant to each other that, to the best of their respective knowledge, Landlord and Tenant are not in default of any of their respective obligations under the Existing Lease and no event has occurred that, with the passage of time or the giving of notice (or both) would constitute a default by either Landlord or Tenant thereunder.
8.Notices. Tenant confirms that, notwithstanding anything in the Lease to the contrary, notices delivered to Tenant pursuant to the Lease should be sent to:
Alnylam Pharmaceuticals, Inc.
300 Third Street
Cambridge, Massachusetts 02142
Attn: John Kyranos, V.P., Facilities, Engineering & Real Estate
Email: jkyranos@alnylam.com
9.Effect of Amendment. Except as modified by this Amendment, the Existing Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed. In the event of any conflict between the terms contained in this Amendment and the Existing Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties.
10.Successors and Assigns. Each of the covenants, conditions and agreements contained in this Amendment shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs, legatees, devisees, executors, administrators and permitted successors and assigns and sublessees. Nothing in this section shall in any way alter the provisions of the Lease restricting assignment or subletting.
11.Miscellaneous. This Amendment becomes effective only upon execution and delivery hereof by Landlord and Tenant. The captions of the paragraphs and subparagraphs in this Amendment are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof. All exhibits hereto are incorporated herein by reference. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and shall not be effective as a lease, lease amendment or otherwise until execution by and delivery to both Landlord and Tenant.
12.Authority. Tenant guarantees, warrants and represents that the individual or individuals signing this Amendment have the power, authority and legal capacity to sign this Amendment on behalf of and to bind all entities, corporations, partnerships, limited liability companies, joint venturers or other organizations and entities on whose behalf such individual or individuals have signed.

13.Counterparts; Facsimile and PDF Signatures. This Amendment may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document. A facsimile or portable document format (PDF) signature on this Amendment shall be equivalent to, and have the same force and effect as, an original signature.
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IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as a sealed Massachusetts instrument as of the date and year first above written.
LANDLORD:
BMR-FRESH POND RESEARCH PARK LLC,
a Delaware limited liability company

By:	/s/ Colleen O’Connor
Name:	Colleen O’Connor
Title:	VP, East Coast and U.K. Markets

TENANT:
ALNYLAM PHARMACEUTICALS, INC.,
a Delaware corporation

By:	/s/ Jeff Poulton
Name:	Jeff Poulton
Title:	Chief Financial Officer